                                SUPPLY AGREEMENT

                  SUPPLY AGREEMENT (this "Agreement") made and entered into as of this 20th day of August, 1999, by and between Silipos, Inc., a Delaware corporation (the "Buyer"), and Poly-Gel, L.L.C., a New Jersey limited liability company (the "Seller").

                             Preliminary Statements

                  Contemporaneous with the execution and delivery of this
Agreement, and pursuant to the provisions of that certain Stock Purchase
Agreement, dated the date hereof, among SSL Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Scholl Limited ("Holdings"), and the former stockholders ("Former Stockholders") of the Buyer (the "Purchase
Agreement"), Holdings purchased all of the issued and outstanding shares of the capital stock of the Buyer. The Seller intends to acquire the business and assets of Thermo Cote, Inc., the present supplier of certain polymer raw materials to the Buyer and in connection with the acquisition, and contingent thereon, desires to ensure continued supply of such raw materials to the Buyer.
In connection with the transactions contemplated by, and as a condition to, the
Purchase Agreement, and subject to such acquisition of Thermo Cote, Inc., the
Buyer and the Seller are entering into this Agreement. Contemporaneously with the completion of the Purchase Agreement, the Former Stockholders are each entering into a Noncompetition, Nonsolicitation and Confidentiality Agreement
with Holdings (the "Non-Compete").

                  IN CONSIDERATION of the foregoing and of the mutual promises, covenants and agreements contained in this Agreement, the Buyer and the Seller, intending to be legally bound, hereby agree as follows:

                  1. APPOINTMENT. In accordance with the terms and subject to the conditions contained in this Agreement, the Buyer hereby appoints the Seller as the Buyer's exclusive supplier of medical-grade mineral oil, natural oil, synthetic oil, vegetable oil and/or animal oil polymer gel ("Gel") and such other materials as the Buyer and the Seller may mutually agree in writing from time to time (the "Products"), and the Seller hereby accepts such appointment.
Notwithstanding the foregoing, if a Change in Control (as such term is defined in Section 11) shall have occurred, the exclusivity of the Seller's appointment shall be terminated.

                  2. EXCLUSIVITY.

                  (a) During the Term, neither the Buyer nor any Affiliate (as such term is defined in Section 11 hereof) of the Buyer shall manufacture for its own use or the use of any other entity or person any Gels or Products;
provided, however, that to the extent that the Seller is unable to fulfill its obligations under this Agreement because (i) doing so would infringe on the rights of another party, or (ii) the Seller does not have enough capacity to meet the Buyer's requirements in accordance with the required delivery schedules, in either case, the exclusivity provisions of this Agreement shall be suspended so long as the conditions in clause (i) or (ii) exist.

                  (b) During the Term, neither the Seller nor any Affiliate of the Seller shall (i) sell any Gel or any Product to any entity or person, other than the Buyer and any Affiliates of the

Buyer, for use in the manufacture, sale, distribution, promotion or marketing of any products or devices that:

                  (A) are products or devices offered for sale or under
development prior to the date of this Agreement;

                  (B) are improvements to such products or devices;

                  (C) are equivalent in function or use to such products or
devices or improvements;

                  (D) are range or product-line extensions of such products, devices or improvements or equivalent; or

                  (E) use Gel or Products as a therapeutic, comfort or barrier product or device applied on the skin; or

(ii) sell or transfer, directly or indirectly, any Gel or any Product to any person or entity that, if such person or entity were the Former Stockholders, would be restricted from making, using or selling such Gel or Product or products or devices using such Gel or Product under the Non-Compete (together with Section 2(b)(i) above, the "Restricted Business"). Nothing herein is intended to or shall restrict or otherwise limit the ability of the Seller or any Affiliate of the Seller to sell any Gel to any entity or person for use, manufacture, sale, distribution, promotion or marketing of any product outside of the Restricted Business.

         3.       SPECIFICATIONS AND QUALITY CONTROL.

         (a)      Specifications.

                  (i) The Seller shall manufacture, ship, store and handle each of the Products in accordance with the Buyer's specifications as set forth on
Exhibit A attached to this Agreement for such Products (the "Initial Product
Specifications"), as such specifications may be modified or supplemented by the
Buyer in accordance with this Section 3(a). In addition, the Seller shall manufacture, ship, store and handle the Products in conformity with all applicable requirements of U.S. law including, without limitation, U.S. food and drug laws and Food and Drug Administration (or any successor agency) rules and regulations ("Legal Requirements"). If the Buyer desires to have the Seller make
Products with specifications different from the Initial Product Specifications or any prior approved Modified Product Specifications (as defined below), then the Buyer shall submit to the Seller in writing such different modified specifications (the "Modified Product Specifications," and together with the
Initial Product Specifications, the "Product Specifications"). If such Modified
Product Specifications require, in the reasonable opinion of the Seller, an adjustment to the Purchase Price set forth in Exhibit C, each party agrees to negotiate in good faith for equitable adjustments reasonably sought by the other party.

                  (ii) The Seller shall number each shipment of Products with a
Seller lot number that is traceable to the raw materials or components used in the manufacture of such Products. The Seller shall provide a certification, in form and substance reasonably acceptable to the Buyer and the Seller
("Specification Certification"), with each shipment of the Products that

                                      -2-

the Products included in such shipment have been manufactured, shipped, stored and handled in accordance with the then applicable Product Specifications and
Legal Requirements.

                  (iii) The Seller shall, from time to time, propose any
improvements, range or line extensions, product equivalents and other therapeutic, comfort or barrier products or other products that are applied to the skin that are developed or conceived by it. The Product Specifications thereof shall be owned by the Buyer. Each product or device added to such
Product Specifications shall be included in the Restricted Business.

         (b)      Inspection.

                  (i) At the Buyer's sole cost and expense, the Buyer may, in a commercially reasonable manner, inspect, observe and test Products to be supplied under this Agreement and the Seller's inspection and quality control procedures applicable to the manufacture of the Products and any other activities performed by the Seller under this Agreement. Such inspections, testing and observations may be made at the Seller's manufacturing plant. The
Seller shall make available to the Buyer, in a commercially reasonable manner, complete access to all data derived from such procedures.

                  (ii) Any such inspections made by the Buyer under Section
3(b)(i) of this Agreement are for the sole benefit of the Buyer and may not be relied upon by the Seller nor shall such inspection or failure to inspect diminish or impair the obligations of the Seller under this Agreement.

                  (iii) The Seller and the Buyer shall reasonably cooperate with each other to (A) correct any problems identified by the Buyer as a result of the Buyer's inspections or observations of the Seller's inspection and quality control procedures, and (B) make improvements to such procedures as reasonably suggested by the Buyer to the extent reasonably feasible and practicable.

                  (c) Warranties. The Seller warrants that all of the Products delivered hereunder will conform strictly to the Product Specifications and to production samples furnished by the Seller, and will be merchantable, of good material and workmanship and free from defect. This warranty shall survive inspection or acceptance of any Products by the Buyer and payment thereof by the
Buyer. The Seller's obligations under this Section 3(c) shall apply only to failure to meet the foregoing warranties occurring within six (6) months from the date of delivery, provided the Seller is given notice within thirty (30)
days following the Buyer's receipt of notification of any such occurrence and provided the defective Products or part thereof are made available to the
Seller. If any of the Products or part thereof fails to meet the foregoing warranties, the Seller shall repair or, at its option, replace such Products.
The Seller's obligation under this Section 3(c) shall not apply to any Products or part thereof which:

                  (i) are not properly stored, used, or maintained, or are
modified other than pursuant to the Seller's instructions; or

                  (ii) have been subjected to any other kind of misuse or
detrimental exposure or have been involved in an accident.

                                      -3-

                  (d) The Buyer agrees to indemnify and hold harmless the
Seller, and any of the Seller's Affiliates, and their respective directors, officers, employees, agents, successors and assigns, from and against any and all liabilities, obligations, claims, demands, damages, penalties, settlements, causes of action, costs and expenses, including, without limitation, all reasonable attorney's fees, expenses and disbursements, that may be imposed upon, incurred by or asserted against any of them resulting from or arising out of the use of any Product in a manner or in connection with an application not so used by the Buyer on or prior to the date hereof or that has been approved by the Seller.

         4.       ORDERING; FORM OF PURCHASE ORDERS.

         (a)      Ordering.

                  (i) The Buyer from time to time may place written purchase orders (each, a "Purchase Order" and collectively, the "Purchase Orders") with the Seller for Products that the Buyer desires to purchase. Each Purchase Order shall designate the quantities and types of Products to be purchased by the
Buyer from the Seller with respect to such Purchase Order, together with the
Buyer's proposed delivery schedule and shipment destinations therefor.

                  (ii) Within five (5) business days of the Buyer's delivery to the Seller of a Purchase Order, the Seller shall provide to the Buyer written confirmation of the Seller's receipt and written notice of the Seller's acceptance or rejection of such Purchase Order. The Seller shall not reject any
Purchase Order that complies with the terms and conditions of this Agreement unless the Seller objects to the Buyer's proposed delivery schedule. Any notice of rejection (a "Notice of Rejection") shall describe in reasonable detail the reasons for such rejection. If the Seller fails to deliver a timely Notice of
Rejection with respect to the Purchase Order, the Seller shall be deemed to have accepted such Purchase Order.

                  (iii) If the Seller objects to the Buyer's proposed delivery schedule contained in a Purchase Order, then, in the Seller's Notice of
Objection, the Seller shall provide to the Buyer the Seller's proposed delivery schedule therefor. If the Buyer objects to the Seller's proposed delivery schedule, then, within five (5) business days after the Seller's delivery thereof, the Buyer shall give the Seller written notice of such objection. If the Buyer gives any such written notice, then the Buyer and the Seller shall negotiate in good faith to determine a mutually acceptable delivery schedule, it being recognized that the manufacture of Products with different specifications than the Initial Product Specifications or any prior approved Modified Product
Specifications may require additional lead time. Such mutually acceptable delivery schedule shall be confirmed in a writing signed by each of the Buyer and the Seller. If the Buyer does not give the Seller written notice of the
Buyer's objection to the Seller's proposed delivery schedule within the foregoing five (5) day period, then the Buyer shall be deemed to have accepted the Seller's proposed delivery schedule. In no event shall a delivery schedule provide for a shipment date beyond the date on which this Agreement is set to expire unless specifically agreed in writing by the Buyer and the Seller.

                  (b) Purchase Orders. Each Purchase Order shall be sent to the
Seller via facsimile (or such other means as the Seller and the Buyer may mutually agree) and shall be in form and substance reasonably satisfactory to the Buyer and the Seller. No purchase order,

                                      -4-

acknowledgment or other document shall be construed or deemed to be an amendment of or supplement to this Agreement unless each of the following occurs: (i)
specific reference is made to this Agreement; (ii) there is a specific reference to the Section numbers of this Agreement that are intended to be amended or supplemented; (iii) the parties express their mutual intention to be legally bound by such amendment or supplement; and (iv) such order, acknowledgment or other document is manually signed by both parties.

         5.       SHIPMENT; RISK OF LOSS.

                  (a) Shipment. The Seller shall deliver the Products ordered by the Buyer pursuant to a Purchase Order in accordance with the delivery schedule set forth in such Purchase Order (or in accordance with a delivery schedule mutually agreed upon by the Buyer and the Seller pursuant to the provisions of
Section 4(a)(iii) of this Agreement) or, if no delivery date is specified, within thirty (30) days after the Seller's acceptance or deemed acceptance of the Purchase Order relating thereto. The Buyer shall specify the common carrier
(if any) for shipment, and the Buyer shall, in coordination with the Seller, make all necessary scheduling arrangements with such carrier. All Products shall be shipped in the Seller's standard containers, which containers will be the same as those previously used by Thermo Cote, Inc.; provided, however, that if the Seller shall seek to change such containers, such change shall be subject to the Buyer's approval.

                  (b) Risk of Loss. All shipments shall be designated F.O.B.
Seller's location. Title and risk of loss for casualty or damage to or loss of the Products shall pass to the Buyer upon delivery thereof to the common carrier designated by the Buyer. The Buyer will be responsible for filing freight claims. The Seller shall cooperate with the Buyer with respect to any such freight claims.

                  6. PURCHASE PRICE; PAYMENT TERMS. The Buyer shall pay the
Seller for the quantities of Product shipped pursuant to a Purchase Order at the prices set forth on Exhibit B hereto. The Seller shall submit an invoice to the
Buyer for payment of Products corresponding to a Purchase Order upon or after shipment of such Products to the Buyer. The Buyer shall pay such invoices within thirty (30) days after date of invoice.

         7.       CONFIDENTIAL INFORMATION.

                  (a) Obligations of Confidentiality. During the Term and at all
times thereafter, neither the Seller nor the Buyer shall disclose any of the other party's Confidential Information (as defined below). The foregoing shall not prohibit disclosures (i) made to such party's employees or agents who have a
"need to know" the other party's Confidential Information to the extent necessary to perform such party's duties and obligations under this Agreement or
(ii) compelled to be made by any requirement of law or pursuant to any legal or investigative proceeding before any court, or governmental or regulatory authority, agency or commission so long as the party so compelled to make disclosure of Confidential Information pertaining to the other party provides prior written notice to such other party and uses its commercially reasonable efforts to cooperate with such other party to obtain a protective order or other similar determination with respect to such Confidential Information.

                                      -5-

                  (b) Obligations of Non-Use. During the Term and at all times thereafter, neither the Buyer nor the Seller shall use any of the other party's
Confidential Information for its own direct or indirect benefit, or the direct or indirect benefit of any third party, except that each of the Buyer and the
Seller may use the other party's Confidential Information to the extent necessary to perform its duties and obligations, or to enforce such party's rights, under this Agreement.

         (c)      Safeguarding of Confidential Information.

                  (i) Each of the Seller and the Buyer shall safeguard the other party's Confidential Information that is in its possession or control and shall use at least that same care and caution that it affords its own Confidential
Information to protect the other party's Confidential Information from disclosure to third parties. Upon request, and upon the expiration or earlier termination of this Agreement, each of the Seller and the Buyer shall promptly return and cause the return to the other party of all materials in its possession or control that contain the other party's Confidential Information.

                  (ii) All employees of the Seller or the Buyer shall be
obligated to assign, turnover and never use for any purpose, other than in connection with the employment of such Employee by such Seller or the Buyer, all inventions, knowhow, methods, formulations or other data used in or useful for the manufacture, use or sale of Gel. The respective Buyer and Seller shall be responsible for the enforcement thereof.

                  (d) Definition of Confidential Information. As used in this
Agreement, the term "Confidential Information" shall mean any and all technical, financial, commercial or other information of the Seller or the Buyer, as applicable, other than information that (i) is readily available to the general public through no fault or omission of the other party or any of such other party's employees or agents or (ii) is already known to such other party (except for information already known by reason of disclosure from the party about whom such information pertains or from such party's employees or agents). Failure to mark any information as confidential or proprietary shall not adversely affect its status as "Confidential Information."

         8.       INSURANCE.

                  (a) Maintenance. The Seller shall purchase and maintain, from an insurance company reasonably acceptable to the Buyer, appropriate commercial product liability and blanket contractual liability insurance coverage for the mutual benefit of the Seller and the Buyer, with coverage territory specified as
"World Wide," with limits not less than $1,000,000.00 per occurrence and in the aggregate annually for bodily injury and property damage, and subject to not less than the standard retentions adopted for similar products.

                  (b) Insurance Certificates; Subrogation Waiver. Within five
(5) business days after the execution and delivery of this Agreement, the Seller shall furnish the Buyer with certificate(s) of insurance evidencing the required insurance coverages, naming such other party as an additional insured, and providing for at least thirty (30) days' prior written notice of cancellation or modification. The Seller shall furnish similar certificate(s) to the Buyer upon each renewal or procurement of such insurance coverage for so long as the Seller is required to

                                      -6-

maintain insurance under this Agreement. The Seller, for itself and its insurers, hereby waives, to the extent that such waiver does not invalidate the applicable insurance policy, subrogation against the Buyer.

         9.       TERM AND TERMINATION; DEFAULT.

                  (a) Term. The term of this Agreement shall begin on the
Effective Date (as such term is defined in Section 11 hereof) and shall end on the date that is the fifth (5th) anniversary of the Effective Date, or on such earlier date as this Agreement may be terminated pursuant to Section 9(b) of this Agreement (the "Initial Term"). Thereafter, this Agreement shall automatically renew for successive periods of one (1) year each (each a "Renewal
Term," and together with the Initial Term, the "Term") unless either the Buyer or the Seller shall have given the other written notice of its intent not to renew this Agreement at least ninety (90) days before the end of the Initial
Term or the then current Renewal Term, as applicable.

         (b)      Early Termination.

                  (i) Either the Buyer, on the one hand, or the Seller, on the other hand (the "non-breaching party"), may terminate this Agreement upon written notice to the other party (the "breaching party") following the breach of such breaching party's material obligations under this Agreement that continue unremedied for a period of thirty (30) days after the delivery of written notice by the non-breaching party to the breaching party specifying in reasonable detail the nature of such breach. If such breach is not capable of cure within such thirty (30) day period, so long as the breaching party is using its commercially reasonable efforts to effect a cure (but not longer than ninety
(90) days), no notice of termination may be given.

                  (ii) Either the Buyer, on the one hand, or the Seller, on the other hand, may terminate this Agreement upon written notice if the other party shall (A) generally fail to pay its debts as such debts become due; (B) become or otherwise declare itself insolvent; (C) file a voluntary petition for bankruptcy protection; (D) have filed against it any involuntary bankruptcy petition that remains undismissed for a period of thirty (30) days from the date thereof; (E) make any assignment for the benefits of creditors; (F) have a custodian, receiver, trustee, liquidator, administrator or person with similar powers appointed against it or its properties, which appointment is not stayed or vacated within sixty (60) days from the date of such appointment, or (G) take any action to authorize, acquiesce in or for the purposes of effectuating any of the foregoing.

                  (c) Effect of Expiration or Early Termination; Remedies;
Survival.

                  (i) The expiration or earlier termination of this Agreement shall not relieve the parties of any obligations arising before the date of such expiration or termination and shall not constitute a waiver of any right or remedy of the parties as a result of breach or default.

                  (ii) If this Agreement is validly terminated under Section
9(b)(i) of this Agreement, any and all rights and remedies available to the non-breaching party, whether under this Agreement, at law or in equity shall be preserved and survive the termination of this Agreement.

                                      -7-

                  (iii) Section 7 of this Agreement shall survive the expiration or earlier termination of this Agreement.

                  10. Buyer's Purchase Option; Seller's Put Option.

                  (a) Purchase Option. The Seller hereby grants to the Buyer or any of the Buyer's Affiliates designated by the Buyer an irrevocable right and option (the "Purchase Option") to purchase the assets or shares of the Seller's gel manufacturing business (the "Business"). The Purchase Option shall be exercisable by written notice delivered by the Buyer (or the applicable Buyer
Affiliate) to the Seller at any time from and after the third (3rd) anniversary of the date of this Agreement and prior to the date one hundred eighty (180)
days after such third (3rd) anniversary. The purchase price to be paid by the
Buyer under the Purchase Option shall be determined in accordance with the formula set forth on Exhibit C attached to this Agreement and shall be payable in cash on the Closing (as such term is defined in Section 10(c) of this
Agreement). If the Purchase Option is exercised, then the applicable parties shall negotiate in good faith (other than with respect to price) with a view towards concluding a written definitive agreement containing representations, warranties and indemnities similar to those set forth in the Purchase Agreement and a non-competition agreement similar in scope and coverage, as applied to
Products, to the Non-Compete for the purchase of the Business within ninety (90)
days after the date on which the Buyer (or the Buyer's Affiliate) delivered the exercise notice to the Seller.

                  (b) Put Qption. The Buyer hereby grants to the Seller an
irrevocable right and option (the "Put Option") to cause the Buyer to purchase the assets or shares of the Business. The Put Option shall be exercisable by written notice delivered by the Seller to the Buyer at any time from and after the fifth (5th) anniversary of the date of this Agreement and prior to the date one hundred eighty (180) days after such fifth (5th) anniversary. The purchase price to be paid by the Buyer under the Put Option shall be determined in accordance with the formula set forth on Exhibit C attached to this Agreement and shall be payable in cash on the Closing (as such term is defined in Section
10(c) of this Agreement). If the Put Option is exercised, then the applicable parties shall negotiate in good faith (other than with respect to price) with a view towards concluding a written definitive agreement containing representations, warranties and indemnities similar to those set forth in the
Purchase Agreement and a non-competition agreement similar in scope and coverage, as applied to Products, to the Non-Compete for the purchase of the
Business within ninety (90) days after the date on which the Seller delivered the exercise notice to the Buyer.

                  (c) Closing. The consummation of any conveyance resulting from the exercise of the Purchase Option or the Put Option (as applicable, the
"Closing") shall occur on a date that is not later than ninety (90) days after the date on which a definitive agreement providing for the purchase of the
Business is concluded. The Closing shall occur at a place and time as shall be mutually agreeable among the applicable parties. At the Closing, the purchasing party shall deliver the consideration to be paid for the Business against delivery by the Seller of such endorsements, assignments and other instruments of transfer and conveyance including, without limitation, waivers or consents from lessors and other third parties, and releases, satisfactions, and termination statements from secured parties, as may be necessary to vest in the

                                      -8-

purchasing party indefeasible legal and beneficial title to the Business, free and clear of all liens, encumbrances, pledges and similar claims and burdens.

         11.      MISCELLANEOUS.

                  (a) Force Majeure. Notwithstanding anything to the contrary set forth in this Agreement, neither the Buyer nor the Seller shall be liable in damages, nor shall either the Buyer or the Seller have the right to terminate this Agreement for any delay or default in performing any obligation hereunder, if such delay or default is caused by acts of God, governmental restrictions or regulations, wars or insurrections, labor strikes, fire, floods, or work-stoppages; provided, however, that the party so affected shall employ such reasonable actions to avoid or to remove such cause of non-performance, and shall continue performance under this Agreement with the utmost dispatch whenever the relevant cause is abated; provided, further, however, that if either the Buyer or the Seller is unable to fulfill any relevant obligation under this Agreement due to any such cause, and this situation continues for a period of one hundred eighty (180) days, then the other party shall have the right to terminate this Agreement by written notice.

                  (b) Specific Performance. The parties acknowledge that either party's breach or threatened breach of any provision of Section 2 or Section 7 of this Agreement will cause continuing and irreparable injury to the other party for which monetary damages would not be an adequate remedy. Accordingly, each of the parties shall be entitled, as a matter of right, to injunctive relief, including specific performance, with respect to any such breach or threatened breach. In connection therewith, the party against whom such relief is sought shall not, in any action or proceeding to so enforce any provision of
Section 2 or Section 7 of this Agreement assert the claim or defense that an adequate remedy at law exists or that injunctive relief is not appropriate under the circumstances.

                  (c) Independent Contractor. This Agreement is not intended to create, a partnership or joint venture, and neither party shall have any authority to create any obligations or make any representations or warranties on behalf of any other party. The Seller is performing its duties and obligations under this Agreement as an independent contractor. Nothing contained in this
Agreement shall be deemed to constitute the Seller or any of its employees or agents as an employee of the Buyer or any of the Buyer's Affiliates, and neither the Seller nor any of its employees or agents shall be entitled by virtue of this Agreement to any benefits afforded generally to employees of the Buyer or any of the Buyer's Affiliates.

                  (d) Assignment. This Agreement may not be assigned nor may any right or obligation under this Agreement be assigned or delegated by any party to this Agreement to a third party without the prior written consent of the other party; provided, however, that, the Buyer may freely assign this Agreement to any of the Buyer's Affiliates.

                  (e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and shall be binding upon and, subject to the provisions of this Agreement, inure to the benefit of each of the Buyer's and the Seller's respective successors and permitted assigns.

                                      -9-

                  (f) Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties and supersedes all prior agreements, whether written or oral, with respect to the subject matter of this Agreement.
This Agreement can be amended only by a written instrument signed by the respective duly authorized representative of the party to be charged.

                  (g) Severability. Any provision of this Agreement that is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  (h) No Waiver of Rights. No waiver of any right of any party under this Agreement shall be effective unless it is in writing and executed by a duly authorized representative of the party against whom enforcement of any such waiver is sought. No failure or delay on the part of any party in the exercise of any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right.
The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach under this
Agreement.

                  (i) Notices. All notices, requests, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be hand delivered or sent by registered or certified mail, postage prepaid, or by telecopier or recognized overnight courier, to the intended recipient at the address and attention designated for such party on the signature pages to this Agreement or to such other address or attention as the recipient may have designated in writing. Any such notice or communication shall be deemed delivered as follows: if hand delivered, on the day so delivered; if mailed, three (3) business days after the date so mailed; if telecopied, upon telephone confirmation of receipt; and if sent by recognized overnight courier, one (1) business day after the date deposited with such courier.

                  (j) Exhibits and Headings. The exhibits attached to this
Agreement are incorporated into this Agreement by reference. The headings used in this Agreement are for convenience only and are not intended to define or limit the contents or substance of any provision of this Agreement.

                  (k) Governing Law. This Agreement shall be governed and
construed as to its validity, interpretation and effect by the laws of the State of New York without regard to the conflict or choice of law rules of New York.

                  (1) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (m) Expenses. The parties shall bear their own respective
expenses incident to the preparation, negotiation and execution of this
Agreement and to the performance of their respective obligations under this
Agreement.

                                      -10-

                  (n) "Affiliate" Defined. As used in this Agreement, the term
"Affiliate" shall mean, when used with reference to either the Buyer or the
Seller, any person or entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the
Buyer or the Seller, as applicable. For purposes of this Agreement, "control"
(including with correlative meanings "controlling," "controlled by," or "under common control with") means: (i) the direct or indirect ownership, in the aggregate, of at least 50% of the outstanding voting securities of an entity;
(b) the right to receive directly or indirectly, in the aggregate, at least 50%
of the profits or earnings of an entity; or (c) the right or power, directly or indirectly, to direct or cause the direction of the policy decisions of an entity, whether by ownership of voting securities, contract or otherwise.

                  (o) "Effective Date" Defined. As used in this Agreement, the term "Effective Date" shall mean the date of the consummation by the Seller of the acquisition of the business of Thermo Cote, Inc., whether such acquisition is in the form of a merger, stock purchase or acquisition of all, or substantially all, of the assets of Thermo Cote, Inc. The parties hereto agree that if such acquisition shall not have been consummated on or prior to December
31, 1999, this Agreement shall terminate and the provisions hereof shall be of no further force and effect.

                  (p) "Change in Control" Defined. As used in this Agreement, the term "Change in Control" shall mean and shall be deemed to have occurred on the date on which Joel E. Bickell or his heirs and devisees shall cease to have, directly or indirectly, beneficial ownership of, or voting control over, a majority of the voting power of the Seller, whether by issuance, sale or transfer of shares or by sale of all or substantially all of the assets of the
Seller that are used in connection with the Business.

                                      -11-

                  IN WITNESS WHEREOF, each of the parties have caused their
respective duly authorized representatives to execute this Agreement as of the date first above written.

                         SILIPOS, INC.

                         By:___________________________
                                   (Signature)

                         Print Name:____________________

                         Title:_________________________

                         Address for Notices:
                         -------------------
                         Silipos, Inc.
                         7049 Williams Road
                         Niagara Falls, NY 14304
                         Attention: President
                         ---------

                         With a copy to:

                         SSL International plc
                         Toft Hall, Knutsford
                         Cheshire WA 16 9PD
                         England
                         Attention: Corporate Secretary

                         POLY-GEL, L.L.C.
                         By:  Gel Holdings L.L.C., Managing Member

                         By:___________________________
                            Joel E. Bickell, Managing Member

                         Address for Notices:
                         --------------------
                         Poly-Gel, L.L.C.
                         c/o Joel E. Bickell
                         435 East 79th Street, #10 C
                         New York, NY 10021

                                      -12-